UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2003

NEXIQ TECHNOLOGIES, INC.
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(Exact Name of Registrant as Specified in its Charter)

New Hampshire
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(State or Other Jurisdiction of Incorporation)

0-19717 (Commission File Number)	02-0218767 (IRS Employer Identification Number)

6405 Nineteen Mile Road Sterling Heights, MI (Address of Principal Executive Offices)	48314 (Zip Code)

(586) 731-6410
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.      OTHER EVENTS

On October 11, 2002, NEXIQ Technologies, Inc., a New Hampshire corporation (the "Company"), and certain of its subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division.  Pursuant to the procedure prescribed in Staff Legal Bulletin No. 2, the Company has requested a no-action position from the Staff of the Commission that would permit the Company to file, under cover of a Current Report on Form 8-K, its periodic financial reports filed with the Bankruptcy Court, in lieu of its annual and quarterly reports under the Securities Exchange Act of 1934.  In conformity with its request and the provisions of Staff Legal Bulletin No. 2, the Company files herewith its financial reports for the period ended March 30, 2003 filed with the Bankruptcy Court on April 25, 2003 (the "Reports").

THE REPORTS CONTAIN FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS, ARE NOT PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXIQ TECHNOLOGIES, INC.
May 2, 2003	By:/s/Kevin F. Kelly Kevin F. Kelly Vice President and Chief Financial Officer

EXHIBIT LISTING AND INDEX

Exhibit No.	Description

99.1	Nexiq Technologies, Inc. Statement of Debtor In Possession Under Bankr. R. Pro. 9011 for the Month of February 24, 2003 to March 30, 2003 (*without bank statements)

99.2	WPI Micro Processor Systems, Inc. Statement of Debtor In Possession Under Bankr. R. Pro. 9011 for the Month of February 24, 2003 to March 30, 2003 (*without bank statements)

99.3	Diversified Software Industries, Inc. Statement of Debtor In Possession Under Bankr. R. Pro. 9011 for the Month of February 24, 2003 to March 30, 2003 (*without bank statements)